UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM 8-K


                            CURRENT REPORT



                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 29, 1997



                   NATIONAL SEMICONDUCTOR CORPORATION
                   ----------------------------------
(Exact name of registrant as specified in its charter)


        DELAWARE              1-6453                   95-2095071
        --------              ------                   ----------
(State of incorporation)    (Commission             (I.R.S. Employer
                             File Number)            Identification No.)



                2900 Semiconductor Drive, P.O. Box 58090
                  Santa Clara, California  95052-8090
                  ------------------------------------
(Address of principal executive offices)


Registrant's telephone number, including area code:  (408) 721-5000

<PAGE 1>


NATIONAL SEMICONDUCTOR CORPORATION

INDEX



                                                          Page No.
                                                          --------


Item 5. Other Events                                         3

Item 7. Financial Statements and Exhibits                    3

Signature                                                    4

<PAGE 2>



Item 5. Other Events
--------------------

      The information which is set forth in the Registrant's News
Release dated May 29, 1997 is incorporated herein by reference.


Item 7. Financial Statements and Exhibits
-----------------------------------------

    (c). Exhibits
         --------

    Designation of
    Exhibit         Description of Exhibit
    --------------  ----------------------

         99         Contents of News Release dated  May 29, 1997.


<PAGE 3>


SIGNATURE
---------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     NATIONAL SEMICONDUCTOR CORPORATION



Date:  May 30, 1997                  /s/  Richard D. Crowley, Jr.
                                     -----------------------------------
                                     Richard D. Crowley, Jr.
                                     Vice President and Controller
                                     Signing on behalf of the registrant
                                     and as principal accounting officer
<PAGE 4>


Exhibit 99                                      NEWS RELEASE

                                                For more information:
                                                ---------------------

       Bill Callahan                  Financial: Jim Foltz
      (408) 721-2871                 (408) 721-5693
       bill.callahan@nsc.com          invest@nsc.com


NATIONAL ANNOUNCES REVISED EARNINGS
FOR SECOND AND THIRD FISCAL QUARTERS

Santa Clara, CA, May 29, 1997 - National Semiconductor Corporation (NYSE:NSM) today announced that it has revised its net income for the second and third quarters of fiscal year 1997 in response to a Securities and Exchange Commission review of the company's spin-off of its Fairchild businesses. The effect of the revision is to increase previously reported gross margins and net income for the second and third quarters. Full year earnings through the fourth quarter will not be affected.
      As previously announced, National took a $206 million restructuring reserve in the first quarter of fiscal 1997 which represented the estimated impairment of Fairchild "Long-Lived Assets" as defined by FAS 121. National completed the sale of the Fairchild businesses and assets on March 11, 1997, after announcement of the company's third quarter results on March 6. In response to the SEC review, National will now recognize $192 million in recovery of Fairchild restructuring reserves in the third quarter and $9 million in the fourth quarter of fiscal 1997 instead of $201 million in the fourth quarter as previously announced. In addition, because National took a conservative approach by continuing to depreciate the Fairchild assets while they were being held for sale, the company will now reverse that depreciation expense, resulting in a $17 million increase in gross margin and pre-tax earnings in both the second and third quarters, and a $3 million increase in the fourth quarter. An additional $10 million credit for other Fairchild reserve recoveries will be recorded in the third quarter. The company will also recognize a $40 million gain on the sale of Fairchild in the fourth quarter of fiscal 1997.
      After the recognition of the revisions related to the sale of Fairchild, National's fully diluted earnings per share were 30 cents versus a previously reported 21 cents in the second quarter, and $1.39 versus a previously reported 30 cents in the third quarter. Earnings per share, excluding the reversal of the restructuring reserve, were 43 cents in the third quarter of fiscal 1997.

                            # # #

<PAGE 5>

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Revised)
(in millions, except per share amounts)

                         Second Quarter            Third Quarter
                         --------------    ----------------------------
                          Three Months     Three Months     Nine Months
                             Ended            Ended            Ended
                          ------------     ------------     -----------
                          Nov. 24, 1996    Feb. 23, 1997   Feb. 23, 1997

As Reported:
     Gross Margin              $230.8          $255.3           $658.3
     Gross Margin %             34.9%           37.5%            34.5%

     Restructuring                  0               0           $256.3

     Net Income (loss)          $29.5           $42.8          ($135.3)
     Earnings (loss) per share $  .21         $   .30            ($.97)


As Revised:
     Gross Margin              $248.1          $282.4           $702.7
     Gross Margin %             37.5%           41.5%            36.8%

     Restructuring                  0         $(192.0)           $64.3

     Net Income                 $42.5         $ 207.1            $42.0
     Earnings per share       $   .30       $    1.39          $   .30

<PAGE 6>